 Exhibit 10.4

UC Technology Reference Number – SF2013-168

NONEXCLUSIVE LICENSE AGREEMENT

This Nonexclusive License Agreement (“Agreement”) is made and entered into this 16th day of August, 2021 (“Effective Date”), by and between THE REGENTS OF THE UNIVERSITY OF CALIFORNIA, a California constitutional corporation (“The Regents”), acting on behalf of the University of California San Francisco (“UCSF”), and through the Office of Technology Management & Advancement, University of California San Francisco, 600 16th Street, Suite S-272, San Francisco, California, 94143, and DOCOLA, INC., 801 West bay Drive, #506, Largo, FL 33770 called “Licensee”.

Whereas, The Regents is the proprietor of all of the content, including, without limitation, text, graphics and video, on the websites designated as www.prepareforyourcare.org and subdirectories thereof (“PREPARE”);

Whereas, Licensee is the proprietor of a software platform that enables healthcare providers to share healthcare information with their patients; and

Whereas Licensee and The Regents would like to make PREPARE available to healthcare providers and patients through Licensee’s platform.

NOW, THEREFORE, in consideration of the mutual covenants, conditions, and terms hereinafter set forth, and for other good and valuable consideration, the parties hereto hereby agree as follows:

1.	Licensee will provide to UCSF a list of domains from which Licensee would like to link to PREPARE.

2.	Within seven days of the receipt of the list of domains from Licensee, UCSF will provide to Licensee a link to PREPARE (“Link” respectively) and will make technical changes required to allow Licensee-provided domains to show PREPARE in an I-frame on websites hosted within those domains.

3.	The Regents grants to Licensee the nonexclusive right, without the right to sublicense, to display and provide PREPARE through an I-Frame on web pages owned by Licensee (“Source Site”) as long as (i) the specifications of Exhibit A of this Agreement are met and (ii) Licensee maintains the integrity of the Link. Licensee’s use of the I-Frame shall be solely to offer PREPARE as a patient content option for healthcare providers registered with Licensee. Licensee shall not modify the Source Site specifications in Exhibit A without the prior written consent of The Regents. Licensee shall seek prior written approval from The Regents for any written descriptions of PREPARE appearing on Licensee’s websites, or wherever Licensee references, links, or I-Frames PREPARE.

4.	Licensee will maintain its website, including the Source Site, in accordance with industry standards. Licensee will not make any changes to the I-Frame without prior written approval of The Regents. Licensee agrees to use the I-Frame and Link in compliance with this Agreement, and all applicable statutes and regulations.

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UC Technology Reference Number – SF2013-168

5.	Licensee will provide UCSF with agreed upon metrics, such as, but not limited to, the number and organization type of all Practice Accounts, as defined in Exhibit B, that use PREPARE, the number and type of all Clinician Accounts, as defined in Exhibit B, that use PREPARE, the number of patients who are assigned/prescribed/utilize PREPARE per Clinician and Practice Account, and any other available metrics and feedback regarding PREPARE that can be shared under applicable law (e.g., this may include demographics of the sites and users). This information will be provided to UCSF quarterly with the paid Earned Royalties.

6.	Licensee shall pay to The Regents earned royalties in accordance with Exhibit B of this Agreement (“Earned Royalties”). These Earned Royalties are non- refundable and non-cancelable. Earned Royalties accruing to The Regents will be paid to The Regents quarterly within sixty (60) days after the end of each calendar quarter. All consideration due The Regents will be payable and will be made in United States dollars by check payable to “The Regents of the University of California” or by wire transfer to an account designated by The Regents below. The Licensee is responsible for all bank or other transfer charges.

Checks shall be mailed to:

UCOP Knowledge Transfer Office

Attn: Accounts Receivable

1111 Franklin Street, 5th Floor

Oakland, CA 94607-5200

Bank Information for Wire Transfers:

Bank of America

1655 Grant Street

Concord, CA 94520

Attn: OTI Depository Account No. 12337-17062

ABA Transit Routing No. 121000358

Beneficiary Name: Regents of the University of California

Wire ABA: 026009593 (within U.S. only)

Wire SWIFT: BOFAUS3N

Fax your remittance advice to: (510) 835-3705

University of California, Knowledge Transfer Office

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UC Technology Reference Number – SF2013-168

NOTE: To ensure that funds are properly credited to Licensee’s account, reference UC case number SF2013-168 on all checks and wire transfers.

Late Payments. If monies owed to The Regents under this Agreement are not received by The Regents when due, Licensee will pay to The Regents interest charges at a rate of ten percent (10%) per annum. Such interest will be calculated from the date payment was due until actually received by The Regents. Such accrual of interest will be in addition to, and not in lieu of, enforcement of any other rights of The Regents related to such late payment.

7.	OWNERSHIP: As between The Regents and Licensee, all right, title, and interest in and to PREPARE shall at all times remain with The Regents. Licensee acknowledges that PREPARE is a copyrighted work and as such is protected by the copyright laws of the United States and by international treaties. Licensee shall not copy, distribute, modify, or publicly display, nor permit any of its personnel to copy, distribute, modify, or publicly display the same for any purpose that is not specifically authorized under this Agreement. Nothing in this Agreement grants by implication, estoppel, or otherwise any rights to the intellectual property of The Regents except as explicitly set forth herein.

8.	LICENSEE UNDERSTANDS THAT THE REGENTS MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE AUTHORED WORK WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER RIGHTS. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS AN OBLIGATION OF THE REGENTS TO FURNISH ANY TECHNICAL INFOMRATION OR ASSISTANCE TO LICENSEE RELATING TO PREPRE.

9.	Licensee hereby agrees to indemnify and hold harmless and release and forever discharge The Regents, its agents, officers, assistants, and employees thereof, either in their individual capacities or by reason of their relationship to The Regents and successors, from any or all of the above mentioned persons or their successors, by reason of any damage, or other consequences arising or resulting directly or indirectly from the license herein and hereby granted and occurring at any time subsequent to such grant of license, including but not limited to, any use of PREPARE, that is not authorized under this Agreement.

10.	USE OF NAME: Nothing in this Agreement shall be construed as conferring rights to use in advertising, publicity or otherwise any trademark, trade name, service mark or the name of "University of California" or "The Regents of the University of California" or any abbreviation thereof. However, the use of The Regents' name as associated with the copyright notice for PREPARE shall not be restricted.

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UC Technology Reference Number – SF2013-168

11.	In all uses of PREPARE to be made pursuant to this License, Licensee shall include the following notice:

Copyright © 2012-2020 The Regents of the University of California. All rights reserved.

12.	Life of the Agreement:

a.               Unless otherwise terminated by operation of law or by acts of the parties in accordance with the terms of this Agreement, this Agreement will remain in effect for two (2) years from the Effective Date.

b.               This Agreement may be terminated by either party at any time upon the giving of thirty (30) days prior written notice to the other party.

c.               If the Licensee fails to perform or violates any term or covenant of this Agreement, then The Regents will have the right to terminate this Agreement by providing five (5) days written notice of termination to Licensee.

d.              Any termination or expiration of this Agreement will not affect the rights and obligations set forth in Articles 6, 7, 8, 9,10, and 11.

13.	This Agreement embodies the entire understanding of the parties and supersedes all previous communications, representations, or understandings, either oral or written, between the parties relating to the subject matter hereof. No amendment of modification of this Agreement is valid or binding on the parties unless made in writing and signed on behalf of each party.

IN WITNESS WHEREOF, the parties hereto have executed this License Agreement on the date and year first written above.

THE REGENTS OF		DOCOLA, INC.
THE UNIVERSITY OF CALIFORNIA

By:	/s/ Gonzalo Barrera-Hernandez	By:	/s/ Eran Kabakov
Name:	Gonzalo Barrera-Hernandez	Name:	Eran Kabakov
Title:	Director, Business Affairs & Strategic Partnerships, OTMA	Title:	CEO
Date:	8/18/2021	Date:	8/17/2021

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UC Technology Reference Number – SF2013-168

EXHIBIT A

SOURCE SITE SPECIFICATIONS

The text at the Source Site that includes the Link will read as follows:

PLEASE use this easy-to-read description of the PREPARE program for patients/clients:

PREPARE is a step-by-step program with video stories to help you:

•	Have a voice in YOUR medical care
•	Talk with your doctors
•	Fill out an advance directive form to put your wishes in writing.

PLEASE use this description of the PREPARE program for other purposes:

"PREPARE for Your Care is an online resource that helps people learn about and prepare for medical decision making. It is evidenced-based and includes video stories in English and Spanish that guides users as they explore their wishes and learn how to discuss them with family, friends, and medical providers. The website also offers PREPARE written pamphlets and Toolkits to put on PREPARE Group Movie Events. These Movie Events can be used in group medical visits or in the community. PREPARE also offers easy-to-read, legally-valid advance directives for all 50 states in English and Spanish. Check out PREPARE here: www.prepareforyourcare.org.”

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UC Technology Reference Number – SF2013-168

EXHIBIT B

Earned Royalties

The Earned Royalty amount due The Regents per Clinician Account and Practice Account shall initially be $20.00 per month. Subsequently, The PREPARE team at UCSF shall have the ability to change the Earned Royalty amount at any time. Each Clinician Account and Practice Account shall be limited to 300 prescriptions of PREPARE per month.

"Clinician Account” is defined by the technical permission to aggregate information (multi media) and prescribe to patient accounts. A clinician can be any person who is patient facing as part of their profession. These can include, but not limited to physicians, nurses, social workers, physical/occupational/speech therapists, psychologists, dentists, patient advocates, case managers, peer support group leaders etc. A Clinician Account is not limited in the number of patients it can invite into Docola, however, a "flagging" system is utilized that triggers at 500 new patients per individual month. If a Clinician Account is flagged, Docola will contact the account to ensure that the account is being used appropriately.

“Practice Account” is exactly the same as Clinician Account with one exception: multiple clinicians can manage the content and patients of the Practice Account. A practice account is meant to be used by a single clinic, practice, or service line within a larger organization. It is not to be used for a large healthcare organization. Practice account enables gold standard utilization practice for maintaining privacy and security of account information. The first 5 clinicians on a practice account can be added at no cost. Any additional clinician carries a charge of $9 USD/month. Docola reserves the right to change pricing at any time.

For larger scale health care related organizations that require ongoing management by Docola, (resulting in Enterprise Accounts) if there is a need for PREPARE materials, Docola will contact the PREPARE team with prospective account information for specific pricing guidance.

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